EXHIBIT 32.2

CERTIFICATION PURSUANT TO SECTION 1350 OF CHAPTER 63 OF TITLE 18 OF THE UNITED STATES CODE

I, George Brown, the Chief Financial Officer of AlphaMetrix, LLC, the Sponsor of AlphaMetrix Managed Futures LLC (Aspect Series) (the “Series”), certify that (i) the Quarterly Report of the Series on Form 10-Q for the period ending September 30, 2010 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in such Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Series.

Date: November 15, 2010

By:	/s/ George Brown
George Brown Chief Financial Officer AlphaMetrix, LLC